                                               EXHIBIT 11.
                             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                   THREE MONTH PERIOD ENDED MARCH 31,                                        1996 (Restated)
                   ----------------------------------                       --------------------------------------
                                                                                                      ASSUMING
                                                                                 PRIMARY           FULL DILUTION
                                                                                -----------       ----------------
                   WEIGHTED AVERAGE OF OUTSTANDING
                        SHARES                                                   26,794,600          26,794,600

                   COMMON EQUIVALENT SHARES:
                        OUTSTANDING STOCK OPTIONS                                   359,659             359,858

                   OTHER POTENTIALLY DILUTIVE SECURITIES:
                       CONVERTIBLE DEBENTURES                                           N/A           3,895,652
                                                                                -----------         -----------
                   SHARES USED IN COMPUTING

                   NET INCOME PER SHARE                                          27,154,259          31,050,110
                                                                                ===========         ===========

                   NET INCOME                                                   $ 2,965,000         $ 2,965,000

                   ADJUSTMENTS ASSUMING FULL DILUTION:
                       INTEREST EXPENSE, NET OF TAXES                                   N/A             384,000
                                                                                -----------         -----------
                   NET INCOME, ASSUMING FULL DILUTION                           $ 2,965,000         $ 3,349,000
                                                                                ===========         ===========

                   NET INCOME PER SHARE                                         $      0.11         $     0.108

                   DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                       N/A               1.23%

                   NET INCOME PER SHARE                                         $      0.11         $      0.11
                                                                                ===========         ===========

NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.

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